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                                                                    EXHIBIT 12.1

                               DTE ENERGY COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                                            YEAR ENDED DECEMBER 31
                                                                           2000         1999        1998      1997       1996
                                                                           ----         ----        ----      ----       ----
                                                                                (MILLIONS, EXCEPT FOR RATIO AND PERCENT)
Net income                                                                $  468       $  483      $  443    $  417     $  309
                                                                          ------       ------      ------    ------     ------
Taxes based on income:
   Income taxes                                                                9           60         154       257        221
   Municipal and state                                                         3            3           3         4          3
                                                                          ------       ------      ------    ------     ------

      Total taxes based on income                                             12           63         157       261        224
                                                                          ------       ------      ------    ------     ------
Fixed charges:
   Interest on long-term debt                                                260          279         279       275        275
   Amortization of debt discount, premium and expense                         11           18          11        11         12
   Other interest                                                             65           47          29        11          4
   Interest factor of rents                                                   34           34          34        34         34
   Preferred stock dividend factor                                            --           --           7        18         26
                                                                          ------       ------      ------    ------     ------
Total fixed charges                                                          370          378         360       349        351
                                                                          ------       ------      ------    ------     ------
Earnings before taxes based on income and fixed charges                   $  850       $  924      $  960    $1,027     $  884
                                                                          ======       ======      ======    ======     ======
Ratio of earnings to fixed charges                                          2.30         2.44        2.67      2.94       2.52
Preferred stock dividends                                                 $   --       $   --      $    6    $   12     $   16
Dividends meeting requirement of IRC Section 247                             N/A          N/A           4         4          4
Percent deductible for income tax purposes                                   N/A          N/A       40.00%    40.00%     40.00%
Amount deductible                                                            N/A          N/A           2         2          2
Amount not deductible                                                        N/A          N/A           4        10         14
Ratio of pretax income to net income                                         N/A          N/A        1.35      1.61       1.69
Dividend factor for amount not deductible                                    N/A          N/A           5        16         24
Amount deductible                                                            N/A          N/A           2         2          2
                                                                          ------       ------      ------    ------     ------
         Total preferred stock dividend factor                            $  N/A       $  N/A      $    7    $   18     $   26
                                                                          ======       ======      ======    ======     ======

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